UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 North Court Street Sullivan, IN	47882
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (812) 268-5459
777 MAIN STREET, SUITE 3100, FORT WORTH TX 76102
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, Douglas P. Martin informed VHGI Holdings, Inc. (the “Company”) that he would be resigning from his positions as a member of the Company’s Board of Directors and as the Company’s Chief Executive Officer. His resignation was effective as of September 10, 2012.

On September 11, 2012, Vito G. Pontrelli informed the Company that he would be resigning from his position as the Company’s Chief Financial Officer. His resignation was effective as of September 11, 2012. A copy of Mr. Pontrelli’s letter of resignation has been filed with this form as Exhibit 17.1.

Effective September 10, 2012, Paul R. Risinger, 58, was appointed as the Company’s Chief Executive Officer and as a member of the Board of Directors.  Mr. Risinger has served as president of the Company’s wholly owned subsidiary, VHGI Coal, Inc., since February of 2012, and prior to that had served as president of Lily Group, Inc., which he founded in July of 2008. From 1987 until August of 2012, Mr. Risinger also served as president of Risinger Insurance Agency, an independent multi-line insurance agency with over 12,000 policy holders.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

Exhibit.
No.              Description
17.1        Resignation Letter of Vito G. Pontrelli, dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	September 12, 2012
By:		/s/ Paul R. Risinger
Name:		Paul R. Risinger
Title:		Chief Executive Officer